Exhibit 99.2
CHROMADEX ANNOUNCES $7 MILLION PRIVATE PLACEMENT OF COMMON STOCK
- Private Placement Led By New Strategic Investors, Incremental to $10 Million Financing in May 2019 -

LOS ANGELES, August 14, 2019 (GLOBE NEWSWIRE) - ChromaDex Corp. (NASDAQ:CDXC) announced today that it has entered into a securities purchase agreement for the sale of $7.0 million of its common stock in a private placement. The private placement was led by new strategic investors. The private placement is expected to close on or about August 15, 2019, subject to the satisfaction of customary closing conditions. In connection with the investment, the Company agreed to sell 1,567,748 shares of its common stock at a per share price of $4.465, for gross proceeds of approximately $7.0 million. This private placement is in addition to the $10.0 million convertible notes (the “notes”) issued in May 2019 to existing strategic investors and completes that transaction.

The net proceeds from the private placement are expected to provide ChromaDex with added resources to build TRU NIAGEN into a global brand and continue to lead the industry with NAD research and product development. The net proceeds are expected to be invested in international expansion, certain domestic initiatives, clinical research, and to support general corporate purposes.

Oppenheimer & Co. Inc. is acting as placement agent for the transaction.

The shares of common stock being sold in the private placement will not have been registered under the Securities Act of 1933, as amended (the “Act”). Accordingly, such shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements under the Act. In connection with the private placement, ChromaDex expects to enter into a registration rights agreement with the investors. Additional details about the transaction are included in a Current Report on Form 8-K filed by ChromaDex concurrently with this release. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About ChromaDex:
ChromaDex Corp. is a science-based integrated nutraceutical company devoted to improving the way people age. ChromaDex scientists partner with leading universities and research institutions worldwide to uncover the full potential of NAD and identify and develop novel, science-based ingredients. Its flagship ingredient, NIAGEN® nicotinamide riboside, sold directly to consumers as TRU NIAGEN®, is backed with clinical and scientific research, as well as extensive IP protection. TRU NIAGEN® is helping the world AGE BETTER®. ChromaDex maintains a website at www.chromadex.com to which ChromaDex regularly posts copies of its press releases as well as additional and financial information about the Company.

Important Note on Forward Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include the timing of the closing of the transaction, the anticipated proceeds to be received in the transaction, the expected use of such proceeds and entering into a registration rights agreement. Other risks that contribute to the uncertain nature of the forward-looking statements are reported in our most recent Forms 10-Q and 10-K as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Relations Contact:
Brianna Gerber, Sr. Director of FP&A and Investor Relations
949-419-0288 ext. 127
briannag@chromadex.com

ChromaDex Media Contact:
Alex Worsham, Director of Strategic Partnerships
310-388-6706 ext. 689
alexw@chromadex.com
ChromaDex Corporation